EXHIBIT 23.1











            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


         We have issued our report dated March 4, 2004, accompanying the consolidated financial statements included in the Annual Report of EP MedSystems, Inc. on Form 10-KSB for the year ended December 31, 2003, which is incorporated by reference in this Registration Statement and Prospectus. We consent to the incorporation by reference in the Registration Statement and Prospectus of the aforementioned report and to the use of our name as it appears under the caption "Experts."



/s/ Grant Thornton LLP

Philadelphia, Pennsylvania
January 10, 2005